Exhibit 10.17

Summary of Certain Compensation for Directors of Park National Corporation

Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
Each director of Park National Corporation (“Park”) who is not an employee of Park or of one of Park’s subsidiaries (a “non-employee director”) receives, on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of each fiscal year, an annual retainer in the form of common shares awarded under the 2017 Long-Term Incentive Plan for Non-Employee Directors. The number of common shares awarded as the annual retainer for the fiscal year ended December 31, 2021 (the “2021 fiscal year”) was 300 common shares. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held October 25, 2021. Since January 1, 2022, each non-employee director of Park is also serving on the board of directors of The Park National Bank ("Park National Bank") and will receive the annual retainer in the form of common shares for services as a non-employee director of Park and Park National Bank. The aggregate grant date fair value of the common shares to be awarded as the annual retainer in the form of common shares with respect to the fiscal year ended December 31, 2022 (the "2022 fiscal year") will be $40,000.
During the 2021 fiscal year, each non-employee director of Park also served on either the board of directors of Park National Bank or the advisory board of directors of one of the divisions of Park National Bank, and received, on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2021 fiscal year, an annual retainer in the form of: (a) 150 common shares for members of the board of directors of Park National Bank; and (b) 100 common shares for members of the advisory board of directors of a division of Park National Bank. These common shares were also delivered on October 25, 2021. In addition to the common shares to be awarded for service on the Park and Park National Bank Board of Directors, an individual who also serves as a member of the advisory board of directors of one of the divisions of Park National Bank during the 2022 fiscal year will receive an annual retainer in the form of common shares with an aggregate grant date fair value of $10,000.
Cash Compensation
The following tables set forth the cash compensation paid by Park to Park’s non-employee directors for the 2021 fiscal year and to be paid by Park for the 2022 fiscal year. The 2022 annual retainers will be effective April 26, 2022 and no per meeting fees will be paid to non-employee directors from and after April 26, 2022. As such, the 2021 fiscal year per meeting (based on attendance) board and committee fees will be paid to non-employee directors for meetings attended January 1, 2022 through April 25, 2022. The Annual Retainers for the 2022 fiscal year will be paid on or about April 26, 2022 and will serve as payment for services rendered from April 26, 2022 to April 27, 2023.

2021 fiscal year
Meeting Fees:
Each meeting of Board of Directors attended (1)	$1,200
Each meeting of Audit Committee attended	$900
Each meeting of Executive Committee attended	$900
Each meeting of each other Board Committee attended	$750
Annual Retainers:(2)
Annual Retainer for Committee Chairs:
Audit Committee	$10,000
Compensation Committee	$7,000
Nominating and Corporate Governance Committee	$7,000
Risk Committee	$7,000
Annual Retainer for Other Committee Members:
Audit Committee	$5,000
Compensation Committee	$3,500
Executive Committee	$5,000
Nominating and Corporate Governance Committee	$3,500
Risk Committee	$3,500
Lead Director Additional Annual Retainer	$15,000

2022 fiscal year
Annual Retainers
Board Member (serving as director of Park and Park National Bank	$40,000
Lead Director (Additional)	$25,000
Annual Retainer for Committee Chairs:
Audit Committee (Joint committee for Park and Park National Bank)	$15,000
Compensation Committee (Park only)	$10,000
Executive Committee (Joint committee for Park and Park National Bank)	$25,000
Nominating and Corporate Governance Committee (Park only)	$10,000
Risk Committee (Park only)	$10,000
Trust Committee (Park National Bank only)	$10,000
Annual Retainer for Other Committee Members:
Audit Committee (Joint committee for Park and Park National Bank)	$7,500
Compensation Committee (Park only)	$5,000
Executive Committee (Joint committee for Park and Park National Bank)	$20,000
Nominating and Corporate Governance Committee (Park only)	$5,000
Risk Committee (Park only)	$5,000
Trust Committee (Park National Bank only)	$5,000
Additional Annual Retainer for Advisory Board Members	$7,500
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(1)    If the date of a meeting of the full Park Board of Directors is changed from that provided for by resolution of the Park Board of Directors and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
(2)     The annual retainers were paid on or about the date of the 2021 Annual Meeting of Shareholders. Only those individuals continuing to serve as non-employee directors immediately following the 2021 Annual Meeting of Shareholders received the annual retainer applicable to the positions they held.
During the 2021 fiscal year, each non-employee of Park also served on either the board of directors of Park National Bank or the advisory board of directors of one of the divisions of Park National Bank and, in some cases, received a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the advisory board of directors of the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receivd and will receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.
David L. Trautman and Matthew R. Miller receive no compensation for: (i) serving as a member of the Park Board of Directors; (ii) serving as a member of the board of directors of Park National Bank; or (iii) serving as a member of any committee of the respective boards of directors of Park and Park National Bank.